Execution Version 744948364 18588171 AMENDMENT No. 1 to INDENTURE (TCF VIII) AMENDMENT NO. 1 TO INDENTURE THIS AMENDMENT NO. 1, dated as of December 20, 2021 (the “Amendment”), is made to amend the Indenture, dated as of September 21, 2020 (as previously amended, the “Indenture”), between TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee (the “Indenture Trustee”). W I T N E S S E T H: WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture; and WHEREAS, pursuant to Section 1001(a) of the Indenture, the parties desire to amend certain provisions of the Indenture, as further set forth herein. NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture. Section 2. Amendment to the Indenture. Pursuant to the terms of the Indenture, the Indenture is hereby amended, effective as of the Effective Date (as defined in Section 4 hereof), in accordance with the copy of the Indenture attached hereto as Exhibit A, wherein all deletions from the Indenture are indicated in strikethrough format and all additions to the Indenture are indicated in double underlined format. Section 3. Representations and Warranties. (a) Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Indenture made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates. (b) The Issuer hereby confirms that each of the conditions precedent to the amendment to the Indenture have been, or contemporaneously with the execution of this Amendment will be, satisfied. Section 4. Effectiveness of Amendment. (a) The Amendment shall become effective on the date (such date, the “Effective Date”) on which all of the following events or conditions shall have occurred or been satisfied: (i) this Amendment has been executed and delivered by the Issuer and the Indenture Trustee; Exhibit 4.8

AMENDMENT No. 1 to INDENTURE (TCF VIII) 744948364 18588171 (ii) the Rating Agencies shall have been notified in writing of this Amendment; and (iii) the Indenture Trustee shall have received an Officer’s Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Indenture Trustee, as to the permissibility of this Amendment under the Indenture. (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (c) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and (ii) each reference in the Indenture to “this Indenture”, or “hereof', “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby. (d) Except as expressly amended or modified hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto. Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Section 6. Governing Law THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT WITHOUT REFERENCE TO NEW YORK'S CONFLICTS OF LAW PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [Signature pages follow]

AMENDMENT No. 1 to INDENTURE (TCF VIII) 744948364 18588171 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer

AMENDMENT No. 1 to INDENTURE (TCF VIII) 744948364 18588171 WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Robert J. Perkins Name: Robert J. Perkins Title: Vice President

Execution Version 744948364 18588171 AMENDMENT No. 1 to INDENTURE (TCF VIII) Exhibit A Amendments to Indenture [Attached]

EXECUTION VERSIONConformed Copy Amendment No. 1, dated December 20, 2021 TRITON CONTAINER FINANCE VIII LLC as Issuer and WILMINGTON TRUST, NATIONAL ASSOCIATION, Indenture Trustee INDENTURE Dated as of September 21, 2020 744971922 18588171

Person strictly in accordance with the applicable payment priorities set forth in this Indenture or the applicable Supplement. Notwithstanding anything contained in this Indenture to the contrary, the(b) Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be. The Indenture Trustee hereby acknowledges the appointment by the Issuer(c) of the Manager to service and administer the Managed Containers and related Leases in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement. So long as the Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Managed Containers and related Leases as the Manager may reasonably request in accordance with the express provisions of the Management Agreement and the Intercreditor Collateral Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases of the Managed Containers in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement and deposit such amounts into each applicable Series Account in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases with respect to, or in payment for or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a party shall be deposited by the Issuer in the applicable Series Account in accordance with the provisions of the Management Agreement and the Intercreditor Collateral Agreement, and until so deposited shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) a Series-Specific Event of Default has occurred or (ii) any Sale of Collateral pursuant to Section 816 hereof shall have occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Control Party for the applicable Series, to the extent practicable, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all Leases and other documents evidencing, and relating to, the sale, lease and delivery of the Managed Containers in the applicable Series-Specific Container Pool and the Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created any Accounts, including, without limitation, all original orders, invoices and shipping receipts. The Indenture Trustee is hereby authorized to enter into the Supplemental(d) Collateral Agreement and to become a party to any control agreement with respect to any Collection Account. 16 744971922 18588171 with respect to any matter relating to the receipt, custody or distribution of funds or securities actually received by the Indenture Trustee in accordance with the Transaction Documents (collectively, “Fund Control Matters”), negligence . Subject to the restrictions set forth in Section 3.4(c) of the Intercreditor(d) Collateral Agreement, theThe Issuer also authorizes (but does not obligate) the Indenture Trustee to (i) so long as a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, communicate in its own name, or to direct any other Person, including the Manager or a replacement Manager, to communicate with any party to any Contract or Lease relating to a Managed Container and (ii) so long as a Series-Specific Event of Default is continuing and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, execute in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. Notwithstanding anything to the contrary in this Indenture, the parties hereto agree that: (i) for the purposes of Section 3.3(a) of the Intercreditor Collateral Agreement, an “Event of Default” under this Indenture shall mean a Series Specific Manager Default; and (ii) Section 3.3(b) of the Intercreditor Collateral Agreement shall not apply to the Manager with respect to this Indenture or the Management Agreement. If the Issuer fails to perform or comply with any of its agreements(e) contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of an applicable Control Party or the Requisite Global Majority, as applicable, shall cause performance or compliance, or acting at the direction of an applicable Control Party or the Requisite Global Majority shall perform or comply, with such agreement; provided, however, that the Indenture Trustee shall have no obligation to so perform or comply if it has reasonable grounds to believe that payment of its expenses and interest thereon (as set forth in the following sentence) is not reasonably assured. The reasonable and documented expenses, including reasonable and documented attorneys’ fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby and shall be paid in accordance with the provisions of the Supplements or Section 806 hereof. Administration of Collateral. (a) The Indenture Trustee shall as promptlySection 404 as practicable notify the Noteholders of the applicable Series and the Transition Agent of any Manager Default of which a Responsible Officer has actual knowledge. The Indenture Trustee, at the written direction of the Control Party for such Series , shall deliver to the Manager (with a copy to the Transition Agent and each Rating Agency) a Manager Termination Notice terminating the Manager of its responsibilities with respect to such Series in accordance with the terms of the Management Agreement, subject to the provisions in Section 3.4(c) of the Intercreditor Collateral Agreement. In addition, upon the occurrence of a Back-up Manager Event, the Transition Agent (acting at the written direction of the Requisite Global Majority) shall solicit bids for a Back-up Manager pursuant to Section 3.11 of the Management Agreement. If a Back-up Manager shall not have assumed the duties of the Manager as a replacement Manager pursuant to a Back-up Management Agreement, or the Control Party for the applicable Series is unable to locate and qualify a replacement Manager acceptable to such Control Party, in either case within sixty (60) days after the date of delivery of the Manager Termination Notice, 18 744971922 18588171

Section 613 Use of Proceeds. The Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

Section 614 UNIDROIT Convention. The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention or other system is adopted.

Section 615 Other Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, provide or cause to be provided to any Noteholder and any prospective purchaser thereof designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, the information required to be provided to such Noteholder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

Section 616 Amendment of Intercreditor Collateral Agreement. The Issuer shall not consent to any amendment, modification or revision to the Intercreditor Collateral Agreement except for any amendment or supplement thereto or amendment and restatement thereof needed to ~~(i)~~ designate an additional "~~Managed Equipment Owner" or "Managed Equipment Lender~~Triton Entity" and/or "Triton Secured Creditor", as each such term is defined in the Intercreditor Collateral Agreement, ~~or (ii) modify or eliminate the pooling methodology contained in the Intercreditor Collateral Agreement~~ unless (x) the Issuer delivers an opinion of counsel or an Officer's Certificate to the Indenture Trustee to the effect that such amendment, modification or waiver will not materially and adversely affect the interest of any Noteholder or (y) the Rating Agency Condition shall have been satisfied with respect to such amendment.

Section 617 Sanctions. The Issuer shall not (i) in a manner which would violate any Sanction, lease, or consent to any sublease of, any of the Managed Containers to any Person that is a Sanctioned Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Sanctioned Person. If the Issuer obtains knowledge that a Container is subleased to a Sanctioned Person or located or used in a Sanctioned Country in a manner which would violate any Sanction, then the Issuer shall, as soon as reasonably practicable after obtaining knowledge thereof, remove such Managed Container from the Asset Base for so long as such condition continues.

Section 618 Tax Election of the Issuer. The Issuer will not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any State income or franchise tax purposes.

Section 619 Noteholder Tax Identification Information. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee. Each holder of a Note or an interest therein will be deemed to understand that each of the Issuer and the

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all unpaid Indenture Trustee Fees, indemnified amounts and(C) sums paid or advanced by the Indenture Trustee hereunder or by the Manager and the reasonable and documented compensation, out-of-pocket expenses, indemnities, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture, in each case allocable to such Series; and all Events of Default for such Series, other than the nonpayment of(ii) the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof. No such rescission with respect to any Series-Specific Event of Default shall affect any subsequent Series-Specific Event of Default or impair any right consequent thereon. Collection of Indebtedness. The Issuer covenants that, if an Event ofSection 803 Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee (acting at the written direction of the applicable Noteholders), pay to the Indenture Trustee, for the benefit of the Noteholders of the affected Series, an amount equal to the whole amount then due and payable on such Notes of such Series that have been accelerated for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate payable with respect to each such Note and, in addition thereto, such further amount as shall be sufficient to cover all other outstanding obligations owing to such accelerated Series of Notes, the costs and out-of-pocket expenses of collection, including the reasonable and documented compensation, expenses, indemnities, disbursements and advances of the Indenture Trustee, the applicable Control Party, their respective agents and counsel incurred in connection with the enforcement of this Indenture. Remedies. (a) If a Series-Specific Event of Default occurs and isSection 804 continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each applicable Noteholder, the Transition Agent and the applicable Rating Agencies, if any, of such Series-Specific Event of Default. So long as an Event of Default is continuing or at any time after a declaration of acceleration has been made, the Indenture Trustee shall if instructed by the applicable Control Party: institute any Proceedings, in its own name and as trustee of an(i) express trust, for the collection of all amounts then due and payable on the Notes of the applicable Series under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the related Series-Specific Collateral and any other assets of the Issuer related thereto any monies adjudged due; subject to the quiet enjoyment rights of any lessee of a Managed(ii) Container in the related Series-Specific Container Pool and the restrictions set forth in Section 3 of the Intercreditor Collateral Agreement, sell (including any sale made in accordance with Section 816 hereof), hold or lease the related Series-Specific Collateral 27 744971922 18588171 or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; institute any Proceedings from time to time for the foreclosure of(iii) the Lien created by this Indenture with respect to Shared Collateral allocable to the related Series or by a Supplement with respect to the related Series-Specific Collateral; institute such other appropriate Proceedings to protect and enforce(iv) any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy; exercise any remedies of a secured party under the Uniform(v) Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and appoint a receiver or a manager over the Issuer or its assets.(vi) For the avoidance of doubt, the Issuer or the Indenture Trustee may only(c) sell all of the Containers and related leases in a Series-Specific Container Pool if the Control Party for such Series shall consent to such sale. Any such sale of Managed Containers must comply with the terms of, and be subject to terms of, the Intercreditor Collateral Agreement that limit the sale of on-lease Managed Containers that are then included in the Short Term Fleet or the Long Term Pooled Fleet. Indenture Trustee May Enforce Claims Without Possession of Notes.Section 805 In all Proceedings brought by the Indenture Trustee (and also any(a) Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the applicable Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings. All rights of action and claims under this Indenture, the related(b) Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement for such Series. Allocation of Money Collected. If the Notes of any Series have beenSection 806 declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received 28 744971922 18588171

Collateral: This term shall have the meaning set forth in the Granting Clause of the Indenture. Collection Account. This term shall have the meaning set forth in the Intercreditor Collateral Agreement. Collection Period: For each Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs through and including the last day of such calendar month. Collections: With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Issuer, or by the Manager on behalf of the Issuer, with respect to the Containers and the other items of Collateral, including, without limitation, the excess of (i) the Combined Fleet Interest of the Issuer for such Collection Period, over (ii) the Issuer’s share of the Combined Fleet Expense for such Collection Period, as each such amount is determined and paid to the Issuer in accordance with the terms of the Intercreditor Collateral Agreement. Combined Fleet: This term shall mean collectively the Short Term Fleet and the Long Term Fleet. Combined Fleet Expense: This term shall mean the total of all expenses related to the operation of the Combined Fleet, other than those relating to Capital Improvements or those which are paid for by lessees under Leases, including, without limitation, expenses of licensing, maintenance (including preventive maintenance and repairs), insurance, inspection, interchange, handling, storage, drayage, agents’ fees, collection of rentals, and uninsured claims for personal injury, property damage or damage to Revenue Generating Equipment. Combined Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the sum of the Short Term Fleet Interest and the Long Term Fleet Interest of the Issuer or such Combined Fleet Participant, as the case may be.Combined Fleet Participant: This term is defined in the Intercreditor Collateral Agreement, and will include the Issuer after it becomes a party to the Intercreditor Collateral Agreement. Commercial Tort Claim: Any commercial tort claim, as such term is defined in the UCC. Competitor: Any Person engaged and competing with any of the Issuer or the Manager in the container or chassis leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor unless such Person or any of its Affiliates are directly and actively engaged in the operation of a container or chassis leasing business. Appendix – Page 6 744971922 18588171

Container: Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated refrigeration machine), generator sets, gps devices and Specialized Containers). Container Fleet: All of the Containers owned by TCIL and/or managed by TCIL on behalf of third parties and its Affiliates, including the Managed Containers. Container Identification Number. The unique alpha-numeric reference assigned to a Managed Container which is painted on or affixed to such Managed Container. Container Related Agreement: Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on the Closing Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, the Contribution and Sale Agreement and the Chattel Paper to the extent it arises out of or in any way relates to the Managed Containers now owned or hereafter acquired by the Issuer. Container Representations and Warranties: With respect to each Container, the representations and warranties of the Seller as set forth in paragraphs j(iii) and (m) through (s) inclusive of Section 3.01 of the Contribution and Sale Agreement. Container Revenues: For any Collection Period, all amounts paid to and received by the Manager which are attributable to the Managed Containers, including but not limited to (i) per diem rental charges (excluding any prepayments thereof), Ancillary Fees and all charges paid in respect of the Managed Containers pursuant to Lease Agreements (including, without duplication, payments on Finance Leases in respect of Managed Containers) but excluding Excluded Amounts, (ii) amounts received from the manufacturers or sellers of the Managed Containers for breach of sale warranties relating thereto or in settlement of any claims, losses, disputes or proceedings relating to the Managed Containers, and (iii) any insurance premiums relating to the Managed Containers which have been refunded by the insurer. Notwithstanding the foregoing, Container Revenues shall not include Sales Proceeds or Casualty Proceeds. Container Transfer Certificate: A Container Transfer Certificate, substantially in the form of Exhibit B to the Contribution and Sale Agreement, executed and delivered by the Seller and the Issuer in accordance with the terms of the Contribution and Sale Agreement. Contracts: All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof. Contribution and Sale Agreement: The Contribution and Sale Agreement, dated as of September 21, 2020, between the Seller and the Issuer, as such agreement shall be amended, modified or supplemented from time to time in accordance with its terms. Appendix – Page 7 744971922 18588171

Control Agreement: This term shall have the meaning set forth in Section 302(b) of the Indenture. Control Party: This term shall have the meaning set forth in the Supplement for the related Series. Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration/Robert Perkins. Customary Practices: The customary practices used by the Manager, as the same may change from time to time. Definitive Note: A Note issued in definitive form pursuant to the terms and conditions of the Indenture. Deposit Accounts: Any deposit accounts, as such term is defined in the UCC. Depositary or DTC: The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of the Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary thereunder. For purposes of the Indenture, unless otherwise specified pursuant to the Indenture, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act. Depositary Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary. Determination Date: The third (3rd) Business Day prior to any Payment Date. Direct Operating Expenses: All direct expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of a Managed Container, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling and storage costs and expenses; (iii) survey, maintenance and repair expenses (including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Managed Container; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of Managed Container or repossessing such Managed Container; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Managed Container or repossessing such Managed Container; (viii) insurance expense; (ix) federal, state, local and foreign taxes, levies duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Managed Container, including but not limited to ad valorem, gross receipts and/or other property taxes imposed against such Managed Container or against the revenues generated by such Managed Container (but not including income taxes imposed on Appendix – Page 8 744971922 18588171 the Manager or any of its Affiliates); (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys’ fees) incurred by the Issuer or the Manager (on behalf of the Issuer) by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Managed Container; (xi) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such Managed Container; and (xii) non-receivable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall either of the following be considered a Direct Operating Expense: (a) any selling, general and administrative expenses of TCIL, the Issuer or any of their Subsidiaries, or (b) the Management Fee. Director Services Agreement: The letter agreement between TCIL and the Director Services Provider, and all amendments thereto. Director Services Provider: TMF Group New York, LLC and its permitted successors and assigns. Disposition Proceeds: This term shall mean, without duplication, all proceeds due or collected under or in respect of any sale, exchange, condemnation, requisition, confiscation, seizure, forfeiture, casualty loss, title loss or other disposition (whether voluntary or involuntary) of Revenue Generating Equipment, including, without limitation, insurance proceeds and proceeds due or collected as a result of damage to Revenue Generating Equipment which is not repaired, but excluding Finance Lease Proceeds. Documents: Any documents, as such term is defined in the UCC. Dollars: The lawful money of the United States of America. This definition will be equally applicable to the sign $. Early Amortization Event: For any Series of Notes then Outstanding, an event or condition specified in the related Supplement that would constitute an early amortization event for such Series. Eligible Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have an issuer credit rating from S&P of at least “AA” or if S&P is not a Rating Agency, from each Rating Agency in one of its generic rating categories which signifies investment grade, or (c) any account held with the Indenture Trustee. Eligible Container: Any Managed Container that, at the applicable Transfer Date, is subject to the Lien of the Indenture and which, individually or when considered with all Managed Containers then owned by the Issuer that are included in an applicable Asset Base, as the case may be, shall comply at the applicable Transfer Date with each of the following requirements: Appendix – Page 9 744971922 18588171

(i) Original Equipment Cost. The Original Equipment Cost of such Container shall be no greater than the cost of such Container recorded on the Seller’s books at the time of sale to the Issuer; and (ii) Specifications. Such Container conforms in all material respects to the Seller’s standard specifications for that category of container and to any applicable standards promulgated by applicable international standards organizations; and (iii) Container Representations and Warranties. Such Container complies in all material respects with the Container Representations and Warranties; and (iv) Bankrupt Lessees. Such Container is not then under lease to a lessee which, according to the records of the Manager, is the subject of a Bankruptcy Event; and (v) Casualty Losses. According to the records of the Manager, such Container shall not have suffered a Casualty Loss; and (vi) No Sanctioned Person or Sanctioned Country. Such Container is not then on lease to a Sanctioned Person or, according to the records of the Issuer or the Manager, is not subleased to a Sanctioned Person or located, operated or used in a Sanctioned Country unless it is used pursuant to a license granted by OFAC; and(vii) “Long Term Unit” or “Short Term Unit”: The Container is a “Long Term Unit” or “Short Term Unit” under, and as defined in, the Intercreditor Collateral Agreement. Eligible Institution: Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee; provided the Indenture Trustee maintains an issuer credit rating of at least “BBB” or better from S&P or if S&P is not a Rating Agency, from each Rating Agency in one of its generic rating categories which signifies investment grade, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) an issuer credit rating of not less than “A-” by S&P and “Aa2” by Moody’s, and (y) a short-term issuer credit rating in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. To the extent an institution acting in any capacity under the Transaction Documents is required to be an Eligible Institution and ceases to be an Eligible Institution, it shall be replaced in such capacity within 90 days of ceasing to be an Eligible Institution. Eligible Investments: One or more of the following: (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment by the United States or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America; provided that notwithstanding the foregoing, the following securities shall not be Eligible Investments: (i) General Services Administration participation certificates; (ii) U.S. Maritime Administration guaranteed Title XI financing; (iii) Financing Corp. debt obligations; (iv) Farmers Home Administration Appendix – Page 10 744971922 18588171

Each of the Eligible Investments may be purchased by the Indenture Trustee or through an Affiliate of the Indenture Trustee. Equipment: This term shall have the meaning set forth in the UCC. Equipment Loan Agreement: This term shall have the meaning set forth in the Intercreditor Agreement. Equipment Report: A report setting forth (i) the number and type of Managed Containers, (ii) the aggregate Net Book Value of the Managed Containers, (iii) the aggregate Original Equipment Cost of the Managed Containers and (iv) the Issuer’s aggregate purchase price for the Managed Containers. In addition, so long as a Manager Default is continuing, the Equipment Report shall include a detailed report as of the end of each fiscal quarter, setting forth with respect to each Managed Container its (v) Container Identification Number, (w) Net Book Value (including totals thereof), (x) Original Equipment Cost (including totals thereof) (y) the Issuer’s purchase price (including totals thereof) and (z) if on lease, the related lessee and if off lease, the Container’s location. ERISA: The Employee Retirement Income Security Act of 1974, as amended. Estimated Net Operating IncomeProceeds: This term shall have the meaning set forth in Section 5.1.1 of the Management Agreement. Event of Default: For each Series of Notes then Outstanding, the existence of a Series-Specific Event of Default with respect to such Series. Excess Concentration Percentage: As of any date of determination for each Series of Notes then Outstanding, the percentage specified as such in the Supplement pursuant to which such Series of Notes was issued. Excess Deposit: This term has the meaning set forth in Section 5.1.2 of the Management Agreement. Exchange Act: The Securities Exchange Act of 1934, as amended. Excluded Amounts: Any payments received from the lessee under a Lease in connection with any taxes, fees or other charges imposed by any Governmental Authority or indemnity payments for the benefit of the originator of such Lease in its individual capacity made pursuant to such Lease. Excluded Property: Any Collateral or other assets of the Issuer included in any Series-Specific Collateral. Existing Commitment: With respect to any Series, the then unpaid principal balance of the Notes of such Series. Existing Containers: Containers that, on the Termination Date under the Management Agreement, were on lease to lessees. Appendix – Page 12 744971922 18588171

Expected Final Maturity Date: If applicable to any Series, the date on which the principal balance of the Outstanding Notes of such Series is expected to be paid in full assuming that the Scheduled Principal Payment Amounts for such Series are paid on each Payment Date. The Expected Final Maturity Date for a Series shall be set forth in the related Supplement. Fair Market Value: With respect to any asset (including a Container), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, which amount shall be determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the Issuer, the Manager or the Seller. FATCA: Sections 1471 through 1474 of the Code, as amended, any regulations thereunder or other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (including any foreign legislation, rules, regulations, guidance notes or other, similar guidance adopted pursuant to or implementing such agreements) entered into in connection with such Sections. FATCA Withholding Tax: Means any withholding or deduction required pursuant to FATCA. Federal Reserve Bank: One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U. S. monetary and banking system. Federal Reserve Board: The Board of Governors of the Federal Reserve System or any successor thereto. Finance Lease: Means (i) for purposes other than definitions relating to the Intercreditor Collateral Agreement, any Lease (but in no event a sublease) of container equipment which provides revenue to the Manager and with respect to which the related container equipment is not included as an asset on the books of the Manager in accordance with GAAP; and (ii) for purposes of definitions relating to the Intercreditor Collateral Agreement, any lease (but in no event a sublease) providing revenue to the applicable Person, the Revenue Generating Equipment under which is not included as an asset on the books of such Person in accordance with generally accepted accounting principles.Any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any Operating Lease. Finance Lease Proceeds: This term shall mean all rents, fees, lease payments and all other amounts due or collected under or in respect of Finance Leases. Financial Assets: This term shall have the meaning set forth in the UCC. Fund Control Matters: This term shall have the meaning set forth Section 403(c) hereof. GAAP or Generally Accepted Accounting Principles: Generally accepted accounting principles in the United States, applied on a materially consistent basis. Appendix – Page 13 744971922 18588171

Independent Accountants: Ernst & Young LLP or other independent certified public accountants of internationally recognized standing selected by the Issuer and acceptable to the Requisite Global Majority. Independent Director: A director or manager of the Issuer who is Independent. Initial Commitment: With respect to any Series of Notes, this term shall have the meaning given to such term, if applicable, in the related Supplement. Initial Lease Period: With respect to each Long Term Unit which has not been subject to a Finance Lease, the period commencing on the date such Long Term Unit is first placed in service in the Long Term Fleet and ending on the earlier of the date such unit is initially leased out on a Short Term Lease or the date such unit is no longer available for lease; and with respect to each Long Term Unit which has been subject to a Finance Lease, the period commencing on the date such Long Term Unit is first placed in service in the Long Term Fleet and ending on the date such unit is no longer managed by Triton as part of the Combined Fleet. A Long Term Unit shall be considered to be in an Initial Lease Period notwithstanding that it may be off-lease at any time during such period. Insolvency Law: The Bankruptcy Code or similar Applicable Law in any other applicable jurisdiction. Insolvency Proceeding: Any Proceeding under any applicable Insolvency Law. Instruments: Any instrument, as such term is defined in the UCC, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper. Intercreditor Collateral Agreement: The Second Amended and Restated Intercreditor Collateral Agreement, dated as of November 1, 2006, among TCIL, various lenders to TCIL, various lessors to TCIL, various owners of equipment, and various lenders to the managed equipment owners named thereinDecember 20, 2021 among TCIL and (in each case as defined therein) the various Triton Entities and Triton Secured Parties from time to time party thereto, as such agreement has been and may be amended, modified or supplemented from time to time in accordance with its terms. Inventory: Any inventory, as such term is defined in the UCC. Investment Letter: A letter substantially in the form of Exhibit A to the Indenture. Investment Property: This term shall have the meaning set forth in the UCC. Invoice Price: All reasonable and customary costs, capitalized in accordance with United States generally accepted accounting principles, incurred in connection with the acquisition and initial placement in service of any Revenue Generating Equipment, which costs include, but are not limited to, (i) the manufacturer’s or vendor’s invoice costs and any rebates thereon and (ii) inspection, certification and initial positioning costs. Appendix – Page 15 744971922 18588171

IRS: Internal Revenue Service. Issuance Date: With respect to any Series, the date on which the Notes of such Series are originally issued in accordance with the Indenture and the related Supplement. Issuer: Triton Container Finance VIII LLC, a limited liability company organized under the laws of the State of Delaware, and its permitted successors and assigns. Issuer Expenses: For any Collection Period, direct out-of-pocket expenses that are necessary or advisable, in the opinion of the managers of the Issuer, to maintain the corporate existence of the Issuer, including: administration expenses; accounting and audit expenses of the Issuer; premiums for liability, casualty, fidelity, directors’ and officers’ and other insurance; legal fees and expenses; other professional fees; franchise taxes and other similar taxes (but excluding income taxes); and surveillance and other fees assessed by the Rating Agencies. Last Lessee Damage Payment: The last payments received from a lessee in respect of damages to or repair of a Managed Container that is designated for sale. Lease or Lease Agreement: Each and every item of Chattel Paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Container is subject from time to time and including any lease entered into from time to time by TCIL, as owner or manager, pursuant to which TCIL leases one or more Containers from its Container Fleet. The term Lease includes, without limitation, (a) all payments to be made by the lessee thereunder, (b) all rights of the lessor thereunder, (c) any and all amendments, renewals or extensions thereof, and (d) guaranties or other credit support or Supporting Obligation provided by, or on behalf of, the lessee with respect thereof. For purposes of definitions relating to the Intercreditor Collateral Agreement, “Lease” shall mean collectively the Short Term Leases and the Long Term Leases, and “Lease” shall mean any one of the foregoing. Lease Proceeds: All rents, fees, charges, payments and all other amounts due or collected under or in respect of Leases, to the extent derived from or allocable to Revenue Generating Equipment, but excluding Finance Lease Proceeds and Disposition Proceeds. Legal Final Maturity Date: With respect to any Series, this term shall have the meaning set forth in the related Supplement. Letter-of-Credit Rights: This term shall have the meaning set forth in the UCC. Lien: Any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any capitalized lease. List of Containers: A printed list of the Containers transferred by the Seller to the Issuer and hereby certified by an Authorized Signatory, which includes a true and complete list of all Containers to be conveyed on any Transfer Date. The List of Containers will include the following information for each such Container: (i) its Container Identification Numbers and (ii) the type of Container. Supplements to the List of Containers will be attached to the Container Appendix – Page 16 744971922 18588171

Transfer Certificate and will contain only unit Container Identification Numbers for each Container. Long Term Fleet: All Revenue Generating Equipment, the initial lease of which is a Long Term Lease, and which is owned by TCIL, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from the date of delivery to the lessee thereunder, Revenue Generating Equipment in the Short Term Fleet which becomes subject to a Finance Lease shall be included in the Long Term Fleet. Long Term Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the interest in the gross Lease Proceeds, Finance Lease Proceeds and Disposition Proceeds of the Long Term Fleet allocable to such Combined Fleet Participant, with reference to its Long Term Units. Long Term Initial Fleet: This term shall mean, collectively, the Long Term Units in an Initial Lease Period. Long Term Lease: This term shall mean (i) any lease or agreement to lease, use or hire, now, hereafter, or formerly in effect, the initial contractual lease term to an end user of which is or was for a period of five years or more, and which relates or related in any way to any of the Revenue Generating Equipment; or (ii) any Finance Lease now, hereafter, or formerly in effect, which relates or related in any way to any of the Revenue Generating Equipment. Long Term Pooled Fleet: This term shall mean, collectively, the Long Term Units in a Pooled Lease Period. Long Term Unit: Generally, any item of Revenue Generating Equipment in the Long Term Fleet. Majority of Holders: With respect to a Series means, unless otherwise provided in the Supplement related to such Series, Holders of such Class evidencing more than fifty percent (50%) of the then outstanding principal balance of such Series of Notes; or (ii) if such Series includes multiple Classes, the Persons specified in such Supplement. Managed Containers: All Containers owned by the Issuer at any time. Management Agreement: The Management Agreement, dated as of September 21, 2020, entered into between TCIL, as Manager and the Issuer, as amended, modified or supplemented from time to time Management Fee: For any Series of Notes then Outstanding, this term shall have the meaning set forth in the related Supplement. Management Fee Arrearage: For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods. Manager: The Person performing the duties of the Manager under the Management Agreement; initially, TCIL. Appendix – Page 17 744971922 18588171

Manager Advance: This term shall have the meaning set forth in Section 4.2 of the Management Agreement. Manager Default: The occurrence of any of the events or conditions identified as a “Manager Default” in a Supplement. Manager Report: A written informational statement provided by TCIL in accordance with the Management Agreement. Manager Termination Notice: A written notice to be provided to TCIL in accordance with the Management Agreement. Material Adverse Change: Any set of circumstances or events which (a) pertains to the Issuer, the Seller or the Manager and has any material adverse effect upon the validity or enforceability of any Transaction Document or the security for any of the related Notes or the ability of the Indenture Trustee to enforce any of its legal rights or remedies pursuant to the Transaction Documents or (b) materially impairs the ability of either the Issuer, the Seller or the Manager to fulfill its respective obligations under the Transaction Documents. Moody’s: Moody’s Investors Service, Inc., and any successor thereto. Net Book Value: As of any date of determination, with respect to any Managed Container that is not subject to a Finance Lease, the Net Book Value shall be the Original Equipment Cost less accumulated depreciation; provided, that (A) each Managed Container subject to a long-term or service lease is depreciated on a straight-line basis (i) over 13 years to an amount equal to 40% of Original Book Value for dry Containers and special Containers, (ii) over 20 years to an amount equal to 15% of Original Book Value for tank Containers and (iii) over 12 years to an amount equal to 25% of Original Book Value for refrigerated Containers, and (B) the “Original Book Value” is assumed to be the starting value for the Managed Container that would result in the current Net Book Value if depreciated for the current age of the Managed Container. As of any date of determination, with respect to any Managed Container that is subject to a Finance Lease, the Net Book Value shall be one hundred percent (100%) of the net investment value of such Finance Lease, as determined in accordance with GAAP. Net Operating Income: For any Collection Period, an amount equal to the excess (if any) of (i) the Container Revenues actually received by or on behalf of the Issuer during such Collection Period, over (ii) the Direct Operating Expenses paid during such Collection Period. Note Owners: With respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant). Note Register: Books for the registration and transfer of the Notes kept in accordance with the Indenture. Note Registrar: This term shall have the meaning set forth in the Indenture; initially the Indenture Trustee. Appendix – Page 18 744971922 18588171

Noteholder: The Person in whose name a Note is registered in the Note Register. Noteholder Tax Identification Information: Properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code) and other information requested from time to time by the Issuer or the Indenture Trustee sufficient (i) to determine the applicability of, or to determine the amount of, U.S. withholding tax under the Code (including back-up withholding and withholding imposed pursuant to FATCA) or other Applicable Law and (ii) for the Issuer and the Indenture Trustee to satisfy their information reporting obligations under the Code (including under FATCA) or other Applicable Law. Notes: Any one of the promissory notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement. OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury. Officer’s Certificate: A certificate signed by a duly authorized officer or manager of the Person who is required to sign such certificate. OID: Original issue discount, as defined in Section 1273(a) of the Code. Operating Lease: Any lease classified as an “operating lease” under GAAP. Opinion of Counsel: A written opinion of counsel, who, unless otherwise specified, may be, but need not be, counsel employed by the Issuer, the Seller or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel. Original Equipment Cost: With respect to any Container as of any date, an amount equal to the average, for all Managed Containers of the same equipment type and year of manufacturer, of the sum of (i) the vendor’s or manufacturer’s invoice price of such Container or, with respect to a used Container, the purchase price allocated to such Container by TIF, in the acquisition of such Container, plus (ii) reasonable and customary inspection, transport and initial positioning costs necessary to put such Container in service which expenditures are capitalized in accordance with GAAP, plus (iii) the cost of any Capital Improvements made to such Container, by, or on behalf of, the Issuer which expenditures are capitalized in accordance with GAAP, plus (iv) reasonable acquisition fees and other fees allocated by the Seller which expenditures are capitalized in accordance with GAAP. Appendix – Page 19 744971922 18588171 warehousemens’, mechanics’, landlord’s, suppliers’, repairmen’s or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP; (iii) Liens created pursuant to the terms of the Indenture and the other Transaction Documents; (iv) Liens arising from judgments, decrees or attachments in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds); (v) licenses, sublicenses, leases or subleases (including Leases) granted by, or on behalf of, the Issuer to third Persons in the ordinary course of business; (vi) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Issuer as lessor in the ordinary course of business; (vii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties not past due in connection with the importation of goods; (viii) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (ix) Liens of any lessee under any Finance Lease; and (x) Liens that would not result in a Material Adverse Change; provided, however, that any proceedings of the type described in clauses (i), (iv) or (vii) above would not reasonably be expected to subject the Indenture Trustee or the Noteholders to any civil or criminal penalty or liability or involve any loss, sale or forfeiture of any material portion of the Collateral that would result in an Asset Base Deficiency. Person: An individual, partnership, corporation, limited liability company, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof or other entity. Plan: An “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA. Pooled Lease Period: With respect to each Long Term Unit, the period commencing on the date of the initial lease-out of such Long Term Unit on a Short Term Lease and ending on the Appendix – Page 21 744971922 18588171 date such unit is no longer available for lease. A Long Term Unit shall be considered to be in a Pooled Lease Period notwithstanding that it may be off-lease at any time during such period. Predecessor Container: This term shall have the meaning set forth in Section 3.03 of the Contribution and Sale Agreement. Prepayment: Any mandatory or optional prepayment of principal of a Series of Notes prior to the Expected Final Maturity Date of such Series of Notes, or as otherwise specified in the related Supplement, made in accordance with the terms of the Indenture and such Supplement. Principal Terms: With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of all Series Accounts and the terms governing the operation of all such Series Accounts; (vi) the Expected Final Maturity Date (if any) and the Legal Final Maturity Date for the Series; (vii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (viii) the priority of such Series with respect to any other Series; (ix) the designated Control Party with respect to such Series and the Rating Agencies, if any, for such Series; (x) those items constituting Priority Payments for such Series; (xi) the calculation of the related Asset Base, the related Asset Allocation Percentage (if any), the Advance Rate, the Required Overcollateralization Percentage (if any) and the Excess Concentration Percentage for such Series; and (xii) any other terms of such Series. Priority Payments: For each Series of Notes then Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not any interest or fees expressly excluded pursuant to the terms of the Supplement for such Series) on such Series of Notes and (ii) commitment fees payable to the Holders of such Series of Notes, shall be a Priority Payment for such Series. Proceeding: Any suit in equity, action at law, or other judicial or administrative proceeding. Proceeds: “Proceeds”, as such term is defined in the UCC. Prospective Owner: This term shall have the meaning set forth in Section 205(j) of the Indenture. Qualified Institutional Buyers: This term has the meaning provided in Rule 144A. Rating Agency or Rating Agencies: With respect to any outstanding Series or Class, each statistical rating agency (if any) selected by the Issuer for such Series to rate such Series or Class and that has an outstanding rating with respect to such Series or Class. Each such Rating Agency shall be identified in the related Supplement. Rating Agency Condition: With respect to each Rating Agency and any event, circumstance or matter (including without limitation any matter arising under the Transaction Appendix – Page 22 744971922 18588171

Documents), either (a) written confirmation (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes of any Series then Outstanding or (b) that such Rating Agency shall have been given notice by the Issuer of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes of any Series then Outstanding. Record Date: With respect to any Payment Date, unless otherwise specified in a Supplement, the last Business Day of the calendar month immediately preceding such Payment Date. Regulation S: Regulation S under the Securities Act, as such regulation may be amended from time to time. Regulation S Global Notes: Collectively, the Permanent Regulation S Global Notes and the Temporary Regulation S Global Notes. Related Assets: with respect to any Transferred Container, all of the following: (i) all Casualty Proceeds, Sales Proceeds and Container Revenues accrued after (and, if specified in the transfer documentation, on or before) the related Transfer Date, or such other date specified in the Contribution and Sale Agreement or Container Transfer Certificate, as the case may be, (ii) all right, title and interest in and to, but none of the obligations under, any agreement with the manufacturer of such Transferred Container or any third party with respect to such Container, and all amendments, additions and supplements made with respect to such Container, (iii) all right, title and interest in and to any Lease Agreement to which such Transferred Container is subject (to the extent, but only to the extent that such Lease Agreement relates to such container), including, without limitation, TCIL’s interest under all amendments, additions and supplements thereto, (iv) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of the Lease Agreements to the extent but only to the extent attributable to such Transferred Container, (v) all letters of credit, guarantees, Supporting Obligations (within the meaning of the UCC) and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Lease Agreement, to the extent but only to the extent attributable to such Container, (vi) any insurance proceeds received with respect to such Container, (vii) all books and records relating to such Container, (viii) all payments, proceeds and income of the foregoing or related thereto, (ix) any agreement with the manufacturer of such Container, and all amendments, additions and supplements made with respect to such Container (to the extent, but only to the extent, relating to such Container), and (x) all rights under the UCC financing statements or documents of similar import evidencing a security interest in favor of TCIL with respect to such Container (including any such financing statement filed pursuant to the terms of the Contribution and Sale Agreement). Appendix – Page 23 744971922 18588171

Series-Specific Manager Default: For any Series of Notes then Outstanding, an event or condition specified in the related Supplement that would constitute a Manager Default solely with respect to such Series. Series Unpaid Note Principal Balance: As of any date of determination for each Series of Notes then Outstanding, an amount equal to the then unpaid principal balance of all Notes of such Series that are then Outstanding. Servicing Standard: This term shall have the meaning set forth in Section 3.1 of the Management Agreement. Shared Available Funds: For any Series, this term shall have the meaning set forth in the Supplement for such Series. Shared Collateral: This term shall have the meaning set forth in the Granting Clause of the Indenture. Short Term Fleet: This term shall mean all Revenue Generating Equipment, the initial lease of which is a Short Term Lease, and which is owned by TCIL, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from the date of delivery to the lessee thereunder, Revenue Generating Equipment which becomes subject to a Finance Lease shall cease to be included in the Short Term Fleet. Short Term Fleet Interest: This term shall mean, with respect to the Issuer and each other Combined Fleet Participant, the interest in the gross Lease Proceeds and Disposition Proceeds of the Short Term Fleet allocable to such Combined Fleet Participant, with reference to its Short Term Units, as set forth in the Intercreditor Collateral Agreement. Short Term Lease: This term shall mean any lease or agreement to lease, use or hire, now, hereafter, or formerly in effect, the initial contractual lease term to an end user of which is or was for a period of less than five years, which relates or related in any way to any of the Revenue Generating Equipment, and which is not a Finance Lease. Short Term Unit: Generally, any item of Revenue Generating Equipment in the Short Term Fleet. Similar Law: A law that is similar to Title I of ERISA or Section 4975 of the Code, Specialized Containers: All refrigerated containers, tank containers, special purposes containers, open top containers, flat rack containers, bulk containers, high cube containers (other than 40’ high cube dry containers), cellular palletwide containers and all other types of containers other than standard dry cargo containers. State: Any state of the United States of America and, in addition, the District of Columbia. Subject Note: This term shall have the meaning set forth in Section 205(l) of the Indenture. Appendix – Page 27 744971922 18588171

Subordinated Notes: With respect to any Series of Notes issued with multiple Classes, the Class of Notes of such Series that is not a Senior Note. Subservicer: This term shall have the meaning set forth in Section 2.2 of the Management Agreement. Subservicer Lease: This term shall have the meaning set forth in Section 3.3.6 of the Management Agreement. Substitute Container: The Managed Containers and Related Assets transferred by a Seller to the Issuer in exchange for one or more Managed Containers and Related Assets, subject to the terms and conditions of the Contribution and Sale Agreement. Supplement: Any supplement to the Indenture executed in accordance with Article X of the Indenture. Supplemental Collateral Agreement: The Supplemental Agreement, dated as of August September 21, 2020, pursuant to which the Issuer and the Indenture Trustee are confirmed as a “Managed Equipment Owner” and a “Managed Equipment Lender”, respectively, under the Intercreditor Collateral Agreement, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms. Supporting Obligation: This term shall have the meaning set forth in the UCC. Systems/Organizational Establishment Expenses: The aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer in establishing, implementing, integrating or replacing financial, information technology and other similar systems of the Issuer. Tax Opinion: shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Note with respect to which an Opinion of Counsel was delivered at the time of its original issuance as to the characterization of such Note as debt for U.S. federal income tax purposes, (b) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder other than the Issuer or any Affiliate thereof, and (c) such action will not cause the Issuer to be classified as an association (or publicly traded partnership) taxable as a corporation. TCIL: Triton Container International Limited, a company limited by shares, incorporated, organized and existing under the laws of Bermuda. TCNA: Triton Container International, Incorporated of North America, a corporation organized and existing under the laws of the State of California. Temporary Regulation S Global Notes: The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary. Appendix – Page 28 744971922 18588171

Term: This timeframe set forth in Section 6 of the Management Agreement. Termination Date: The date on which the Manager was terminated pursuant to the Management Agreement. Transaction Documents: Any and all of the Indenture, each Supplement, the Notes, the Management Agreement, any Back-up Management Agreement, the Contribution and Sale Agreement, the Director Services Agreement, the Transition Agent Agreement, the Supplemental Collateral Agreement, all other transaction documents and any and all other agreements, documents and instruments executed and delivered by or on behalf of support of Issuer with respect to the issuance and sale of the Notes, as any of the foregoing may from time to time be amended or modified. Transfer Date: The date on which a Container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement. Transferee: This term shall have the meaning set forth in Section 205 of the Indenture. Transferred Assets: Transferred Containers and Related Assets collectively. Transferred Container: A Container transferred by the Seller to the Issuer. Transferred Note: This term shall have the meaning set forth in Section 205 of the Indenture. Transition Agent: Wilmington Trust, National Association a national banking association, and its permitted successors and assigns. Transition Agent Agreement: The Transition Agent Agreement, dated as of September 21, 2020, as amended or modified from time to time in accordance with its terms, entered into by and among the Issuer, the Manager and the Transition Agent. Transition Agent Fee: This term shall have the meaning given thereto in the Transition Agent Agreement. Triton or Triton Holdco: Triton International Limited, an exempted company limited by shares incorporated under the laws of Bermuda. Triton Lessor: This term is defined in the Intercreditor Collateral Agreement. UCC: The Uniform Commercial Code as in effect in the State of New York. In the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection of priority and for purposes of definitions related to such provisions. Appendix – Page 29 744971922 18588171